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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                     SEPTEMBER 29, 2000 (SEPTEMBER 25, 2000)



                              DYERSBURG CORPORATION
               (Exact name of registrant as specified in charter)


         TENNESSEE                       1-11126                 62-1363247
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)


15720 JOHN J. DELANEY DRIVE, SUITE 445, CHARLOTTE, NORTH CAROLINA    28277-2747
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (704) 341-2299



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Item 3.  Bankruptcy or Receivership

         On September 25, 2000, Dyersburg Corporation ("Dyersburg") and all of its direct and indirect subsidiaries (collectively with Dyersburg, the "Company") each filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware (the "Court"). The cases have been consolidated for the purpose of joint administration and were assigned to Judge Mary F. Walrath (case nos. 00-3746 through 00-3759).

         The Company is seeking approval of the Court to implement a financial restructuring in accordance with a Joint Consolidated Plan of Reorganization (the "Plan") and a related Disclosure Statement, both of which were filed with the Court on September 25, 2000. In addition to the Court's approval, confirmation of the Plan is subject to the Company's receiving votes to accept the Plan from the requisite number and amount of holders of Dyersburg's 9.75 % Senior Subordinated Notes due September 1, 2007 (the "Subordinated Notes"). As previously announced, the Company has reached an agreement on the terms of the financial restructuring reflected in the Plan with holders of approximately 50 percent of the Subordinated Notes. Lenders under the Company's credit facility have also expressed support for the Plan.

         Under the Plan, holders of the Subordinated Notes would receive new common stock of reorganized Dyersburg representing 100 percent of all shares issued and outstanding on the effective date of the Plan and an aggregate of $15 million of senior subordinated payment-in-kind notes with a seven-year term. Holders of Dyersburg's existing common stock would receive two series of warrants to acquire up to 15 percent of the new common stock of reorganized Dyersburg. Under the Plan, lenders under the Company's credit facility as well as the Company's employees, customers and trade creditors would not be impaired.

         At a hearing held on September 26, 2000, the Court entered first day orders granting the Company authority to pay the claims of its employees, customers and trade creditors in the ordinary course of business. The Court has also approved, on an interim basis, the Company's $96.6 million debtor-in-possession financing facility.

         Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report contains certain forward-looking statements within the meaning of the federal securities laws, all of which are intended to be covered by the safe harbors created thereby. These statements include all statements regarding the Company's intent, belief and expectations (such as statements concerning the Company's liquidity and future operating and financial strategies and results) and any other statements with respect to matters other than historical fact. Investors are cautioned that all forward-looking statements involve known and unknown risks and uncertainties (some of which are beyond the control of the Company) including, without limitation, the ability of the Company to implement the proposed restructuring, the ability of the Company to operate successfully under Chapter 11, the ability of the Company to obtain necessary approvals of the Plan, the ability of the Company to obtain necessary Court approvals, the ability of the Company to continue to access availability under its debtor-in-possession financing facility, risks associated with the Company's use of substantial financial leverage, access to trade credit and terms from suppliers, the ability of the Company to improve its operating performance, restrictions imposed by the terms of the Company's debtor-in-possession


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financing facility, the Company's ability and success in achieving cost savings, the Company's ability to compete with other suppliers and to maintain acceptable gross margins, potential adverse developments with respect to the cost and availability of raw materials and labor, risks associated with governmental regulation and trade policies, and potential adverse developments regarding product demand or mix. Moreover, although the Company believes that any assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could prove to be inaccurate. Therefore, in light of these known and unknown risks and uncertainties, there can be no assurances that the forward-looking statements included in this report will prove to be accurate and the inclusion of such information should not be regarded as a representation by the Company or any other person that the forward-looking statements included in this report will prove to be accurate.
The Company undertakes no obligation to update any forward-looking statements contained in this report.

Item 7(c).  Exhibits

         None





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DYERSBURG CORPORATION


Date: September 29, 2000
                                       /s/ William S. Shropshire, Jr.
                                       -------------------------------------
                                       William S. Shropshire, Jr.
                                       Executive Vice President, Chief Financial
                                       Officer, Secretary and Treasurer






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